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                                                                     EXHIBIT 5.1

             [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P.]
                               No. 1 Minster Court
                                  Mincing Lane
                                 London EC3R 7AA
                                 0 207 459 5125


                                                         July 29, 2003


Montpelier Re Holdings Ltd.
8 Par-La-Ville Road
Hamilton HM 08
Bermuda

      Re:   Montpelier Re Holdings Ltd.
            % Senior Notes due 2013

Ladies and Gentlemen:

            We have acted as New York counsel for Montpelier Re Holdings Ltd., a company existing under the laws of Bermuda (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (File No. 333-106919), to which this opinion and consent is related (the "Registration Statement"), with respect to the issuance and sale by the Company of an aggregate of $250,000,000 principal amount of the Company's % Senior Notes due 2013 (the "Notes") pursuant to the Indenture, dated as of July 15, 2003, as supplemented by the First Supplemental Indenture, to be dated as of July 30, 2003 (collectively the "Indenture"), each between the Company and The Bank of New York, as trustee (the "Trustee").

            In connection therewith, we have examined (a) the Registration Statement, (b) the form of Notes and (c) the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

            In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our
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Montpelier Re Holdings Ltd.
July 29, 2003
Page 2

opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

      1. When the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, such Indenture will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and

      2. When (i) the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee and (ii) the Notes shall have been duly authorized, executed, authenticated and delivered against payment therefor, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law).

            The opinions rendered herein are limited to the laws of the State of New York and the Federal law of the United States. In particular, we do not purport to pass on any matter governed by Bermuda law and we assume the validity of the Indenture and the Notes under the Company's constitutional documents and any law, regulation, order or decree in Bermuda.

            We consent to the filing of this opinion with the Commission as an exhibit to the Company's Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act.

                                          Very truly yours,

                                          LeBoeuf, Lamb, Greene & MacRae, L.L.P.